SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report
(Date of earliest event reported):  August 14, 2001

FASHIONMALL.COM, INC.
(Exact Name of Registrant as Specified in Charter)

	Delaware	00114981	061544139

of Incorporation)					   Identification No.)

575 Madison Avenue
New York, New York 10022
(Address of principal executive office and zip code)


Registrant's telephone number, including area code:
(212) 891-8075


ITEM 5. OTHER EVENTS.

On August 15, 2001, the Registrant publicly disseminated a press release announcing the expiration of its tender offer for up to 1,216,600 shares of its Common Stock. The press release announced that, as of midnight E.S.T. on August 14, 2001, the Depositary for the tender offer had received tenders with respect to 696,223 shares of the Registrant's common stock. Subsequently, the Registrant was informed that the Depositary had received tenders with respect to 749,803 shares of the Registrant's common stock. The Registrant has accepted all of the tendered shares for payment and on August 17, 2001 deposited sufficient funds with the Depositary for payment of the shares.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FASHIONMALL.COM, INC.

	By:  /s/ Benjamin Narasin
	Name: Benjamin Narasin
	Title: Chairman and Chief Executive

Date: August 21, 2001



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